UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2014

OXIS INTERNATIONAL, INC.
 (Exact name of Registrant as specified in its charter)
____________________

Delaware (State or other Jurisdiction of Incorporation or organization)	000-08092 (Commission File Number)	94-1620407 (IRS Employer I.D. No.)
___________________________

468 No. Camden Drive
Beverly Hills, California 90210
Phone: (310) 860-5184
(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)
___________________________

NA

(Former name, former address and former fiscal year, if changed since last report)

ITEM 3.02 Unregistered Sales of Equity Securities.

The Registrant (hereinafter the “Company”), has issued two convertible debentures to two separate investors, each in the face amount of $500,000.  The Company has also issued a third convertible debenture to a third investor in the face amount of $250,000 for total investment proceeds to the Company of $1,250,000.  Each debenture accrues interest at the rate of 10% per annum.  The debentures are convertible into common shares of the Company at the rate of $0.0125 per share.  Each debenture recipient also received warrants for the purchase common shares of the Company at the exercise price of $0.02 per share.  The two investors acquiring the $500,000 debentures each received warrants to purchase up to 40,000,000 common shares.  The investor who acquired the $250,000 debenture received warrants to purchase up to 20,000,000 common shares.  The securities were issued pursuant to the exemption from registration set forth in Section 4(2) of the Securities Act of 1933 since there was no public offering in connection with the issuance of the securities.

ITEM  5.02 Election of Director and Appointment of Executive Officer

On September 29, 2014, Steven Weldon was elected a member of the Board of Directors of the Company and on November 3, 2014, was appointed the Chief Financial Officer and Chief Accounting Officer of the Company.  The Company has entered into an employment agreement with Mr. Weldon.  Pursuant to the agreement, Mr. Weldon receives an annual salary of $108,000, bonuses as determined by the Board of Directors, and an award of 10,000,000 shares of common stock which vests over two years.  The term of employment under the agreement is for two years with a year to year renewal option thereafter.  The agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Mr. Weldon is a certified public accountant and is licensed to practice in the state of Florida.  Mr. Weldon, has over 15 years of financial and accounting experience with public and private companies.  Mr. Weldon received his Bachelor of Science degree and his Masters in Business Administration from Florida Southern College, where he was also an adjunct professor. Mr. Weldon was appointed as Chief Financial Officer and as a member of the board of directors of Growblox Sciences, Inc., a Delaware corporation in September 2005 and serves in both positions currently.  Mr. Weldon also served as chief executive officer of Growblox Sciences from December 29, 2009, through May 2, 2011, and from April 18, 2012, through March 13, 2014.

Mr. Weldon is not related to any other officer or director nor has he had any related party transactions with the Company.  Mr. Weldon is 39 years of age.

ITEM  8.01 Other Events-Creation of Subsidiary

The Company is engaged in the research, development and sale of products that counteract the harmful effects of “oxidative stress” and inflammation.  Oxidative stress refers to the situations in which the body’s antioxidant and other defensive abilities to combat free radicals (a.k.a. highly reactive species of oxygen and nitrogen) are overwhelmed and normal healthy balance is lost.  Our current finished product and finished product candidates include therapeutic nutraceutical products and cosmeceutical products. The Company also possesses intellectual property covering a number of proprietary compounds and formulations that may be out-licensed to biotech and pharmaceutical companies as drug candidates.

In addition to the Company’s current focus, a complimentary business opportunity has emerged in the form of cannabinoids and their impact on several types of diseases.  Oxis Biotech, Inc., a wholly owned subsidiary, was formed on September 26, 2014, for the purpose of addressing this specific sector.
ITEM  9.01 Exhibits

Exhibit No.	Description of Exhibit

10.1	Employment Agreement of Steven Weldon

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                        Oxis International, Inc.

Dated: November 10, 2014                                                                             By:    /s/ Kenneth Eaton_____________
Kenneth Eaton
Chief Executive Officer